Exhibit 4.1

NUMBER Unique Fabricating, Inc. SHARES INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE $0.001 PAR VALUE COMMON STOCK CUSIP 90915J103 COMMON STOCK THIS CERTIFIES THAT * SPECIMEN * Is The Owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF Unique Fabricating, Inc. Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Dated: ****** COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar CHIEF FINANCIAL OFFICER AND TREASURER By: AUTHORIZED SIGNATURE